Registration Nos. 333-59601
                                                                       33-57658
================================================================================





                       SECURITIES AND EXCHANGE COMMISSION


                       __________________________________



                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENTS

                        UNDER THE SECURITIES ACT OF 1933


                      ____________________________________


                        Constellation Energy Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                    Maryland
                            (State of Incorporation)


                                   52-1964611
                      (I.R.S. Employer Identification No.)


                         David A. Brune, Vice President
                39 W. Lexington Street, Baltimore, Maryland 21201
                                 (410) 234-5511
     (Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices and Agent for Service)



         Pursuant  to  Rule  429  under  the  Securities  Act  of  1933,   this
 Registration Statement also serves as a post-effective amendment to the Registrant's Registration Statements on Form S-3 (Registration Nos. 33-57658 and 333-59601).


================================================================================

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 relates to the issuance of shares of common stock, no par value, of Constellation Energy Group, Inc. which were originally registered by Baltimore Gas and Electric Company on Form S-3. Constellation Energy Group, Inc. will succeed Baltimore Gas and Electric Company as registrant of various effective registration statements filed with the Securities and Exchange Commission. The registration fee in respect of the common stock was paid at the time of the original filing of the Registration Statements on Form S-3 by Baltimore Gas and Electric Company.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  Subject to completion dated March 25, 1999



[GRAPHIC OMITTED]


3,731,600 Shares
Common Stock

                                                Constellation Energy Group, Inc.
                                                          39 W. Lexington Street
                                                      Baltimore, Maryland  21201
                                                                  (410) 234-5000

________________________________________________________________________________

                              P R O S P E C T U S
________________________________________________________________________________

     Constellation Energy may sell shares of common stock from time to time through the agent under our continuous offering program. We will receive all the proceeds from the sale of the stock, less expenses, after paying the agent a commission of not more than 5 cents per share. The proceeds we receive will depend on the number of shares we sell and the market price of our stock at the time of sale. We also may sell shares of common stock in fixed price offerings, special offerings or block transactions. For these types of sales, we will prepare and distribute a prospectus supplement which will describe the sale. Our common stock is listed on the New York, Chicago and Pacific stock exchanges under the symbol "CEG."

                                ----------------


     We urge you to carefully read this prospectus which will describe the specific terms of the offering before you make your investment decision.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                              SALOMON SMITH BARNEY


                                    - Agent -

______________________________, 1999

                                TABLE OF CONTENTS



                                                                            Page

Constellation Energy...................................................       3
Use of Proceeds........................................................       3
Common Stock Dividends and Price Range.................................       4
Description of Common Stock............................................       5
Plan of Distribution...................................................       5
Legal Opinions.........................................................       6
Experts..................................................... ..........       6
Where You Can Find More Information.......................... ..........      6



                           FORWARD-LOOKING STATEMENTS

     We make statements in this prospectus and the documents we incorporate by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties and factors include:

-  general economic, business and regulatory conditions;
-  energy supply and demand;
-  competition;
-  federal and state regulations;
-  availability, terms and use of capital;
-  nuclear and environmental issues;
-  weather;
- industry restructuring and cost recovery (including the potential effect of stranded investments).
-  commodity price risk, and
-  year 2000 readiness

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see the documents we incorporate by reference for more information on these factors. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

CONSTELLATION ENERGY

Constellation Energy became the holding company for Baltimore Gas and Electric Company ("BGE") on __________, 1999. Constellation Energy owns all the outstanding shares of common stock of BGE and the subsidiaries formerly owned by BGE.

BGE is a public utility that has served Central Maryland for over 180 years. BGE produces, purchases and sells electricity and purchases, transports and sells natural gas. BGE also jointly owns and operates two electric generating plants and one hydroelectric plant in Pennsylvania.

Constellation Energy owns the stock of several other companies primarily engaged in diversified energy-services businesses. They are:

- Constellation Power Source, Inc. - our wholesale power marketing and trading business.

-  Constellation Power, Inc. and subsidiaries - our power projects business;

- Constellation Energy Source, Inc. - our energy products and services business; and

- BGE Home Products & Services, Inc. and subsidiaries - our home products, commercial building systems, and residential and small commercial gas retail marketing business.

Constellation Energy also has two other subsidiaries:

-  Constellation Investments, Inc. - our financial investments business; and

- Constellation Real Estate Group, Inc. - our real estate and senior living facilities business.




USE OF PROCEEDS



Based on our current plans and estimates, we will use the net proceeds from the sale of common stock for general corporate purposes, including investments in our subsidiaries and repayment of commercial paper borrowings used to finance capital expenditures and operations. We may, however, use the net proceeds for other purposes if we find it necessary. If we do not use the net proceeds immediately, we will temporarily invest them in short term, interest bearing obligations. For current information on our commercial paper balances and average interest rate, see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.
                                       3

                     COMMON STOCK DIVIDENDS AND PRICE RANGE



When our Board of Directors declares dividends they will also set the record dates and payment dates. As was the practice with BGE the record dates are expected to be the 10th of March, June, September and December, and we expect to mail dividends to each shareholder on or about the 1st of January, April, July and October.

The range of the high and low sale prices of BGE's common stock, reported by The Wall Street Journal, as New York Stock Exchange-Composite Transactions and dividends paid per share were as follows:




                                        Price Range               Dividends Paid
                               -------------------------------          Per
                                    High              Low              Share
                               ----------------    -------------   -------------

1996
First Quarter...................   29 1/2            26 1/8            .39
Second Quarter..................   28 5/8            25 1/2            .39
Third Quarter...................   28 5/8            25                .40
Fourth Quarter..................   28 3/4            25 3/4            .40

1997
First Quarter...................   28                26 1/2            .40
Second Quarter..................   27                24 3/4            .40
Third Quarter ..................   28 1/16           26                .41
Fourth Quarter .................   34 5/16           25 13/16          .41

1998
First Quarter..................    34 1/8            29 3/4            .41
Second Quarter.................    32 15/16          29 1/4            .41
Third Quarter..................    33 5/8            29 5/16           .42
Fourth Quarter.................    35 1/4            30 7/8            .42

1999
First Quarter..................    31 1/8           25 1/8             .42
(through March 19, 1999)



The book value per share of BGE's common stock at December 31, 1998  was $19.98.
The  last   reported   sale  price of BGE's common stock on the New  York  Stock
Exchange on March 19, 1999 was $25 3/16.

DESCRIPTION OF COMMON STOCK

Below is a brief summary of your rights as holders of our common stock. You can find a complete description of these rights in our Charter. See Where You Can Find More Information.

Dividend Rights



We will pay dividends on our common stock when declared by our Board of Directors. However, we must first pay all dividends and any redemption payments due on our preferred stock (if any become outstanding) before paying common stock dividends.



Voting Rights



Holders of our common stock are entitled to one vote per share on all matters on which shareholders vote. There are no cumulative voting rights.




Liquidation



Our common stock has no par value. If we liquidate or dissolve, you will share equally in any assets remaining after full payment of liabilities to our creditors and the liquidation value per share plus accrued dividends due to holders of our preferred stock (if any become outstanding).



General

You do not have any preemptive or special rights to purchase any shares of common stock we may issue at a later date. We have not issued any securities convertible into shares of our common stock. In addition, as holders of common stock, you have no redemption, conversion or sinking fund rights. When issued to you, the common stock will be legally issued, fully paid and nonassessable.

PLAN OF DISTRIBUTION

The common stock will be sold on a continuing basis through our agent, Salomon Smith Barney. The agent agrees to use its reasonable efforts to solicit purchases for the period of its appointment. We will receive all the proceeds from the sale of the stock, after paying the agent a commission of no more than 5 cents per share and before deducting expenses of approximately $150,000. In addition, we have agreed to reimburse the agent for certain of its expenses in connection with the sale of the common stock.

The agent will sell the shares on the New York Stock Exchange, or on any other exchange on which the shares are listed, at prevailing market prices through (a) ordinary brokers' transactions or (b) in block transactions. In block transactions, the agent may purchase all or a portion of the shares as principal for its own account and resell them.

The agent may also sell the shares in a fixed price offering. If this happens, we will sell shares to the agent for its own account at a negotiated price (which is related to the prevailing market price), and the agent may form a group of dealers to participate with it in reselling the shares to you. For this type of sale, we will prepare and distribute a prospectus supplement which will describe the offering price and the number of shares sold and customary distributors' or sellers' commissions payable, if any.

The agent may also sell the shares by conducting a special offering or exchange distribution in accordance with the rules of the stock exchange on which the shares are listed. We would also prepare and distribute a prospectus supplement for these types of offerings.

General Information

Dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act of 1933 (1933 Act), and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the 1933 Act.

We have an agreement with the agent to indemnify it from certain civil liabilities, including liabilities under the 1933 Act or to contribute with respect to payments which the agent may be required to make. We may have similar agreements with dealers and other agents.

Dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

In connection with any fixed price offering, exchange distribution, or special offering, the selling group, which would include dealers who enter into an underwriting agreement with us, may engage in transactions which stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the selling group may overallot in connection with the offering, creating a short position. In addition, they may bid for, and purchase, the securities in the open market to cover shorts or to stabilize the price of the common stock. Finally, the selling group may reclaim selling concessions allowed for distributing common stock in the offering, if the selling group repurchases previously distributed common stock in the market to cover overallotments or to stabilize the price of the common stock. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The selling group is not required to engage in any of these activities, and may stop any of the activities at any time.


LEGAL OPINION

One of our lawyers will issue an opinion regarding certain legal matters in connection with the common stock offered pursuant to this prospectus. Cahill Gordon & Reindel ( a partnership including a professional corporation), New York, NY will issue an opinion for any underwriters, dealers or agents. Cahill Gordon & Reindel will rely on the opinion of our lawyers as to matters of Maryland law and the applicability of the Public Utility Holding Company Act of 1935.

EXPERTS

PricewaterhouseCoopers LLP, independent accountants, audited our annual financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of PricewaterhouseCoopers LLP as experts in accounting and auditing.




WHERE YOU CAN FIND
MORE INFORMATION

Constellation Energy will file annual, quarterly and current reports, proxy statements and other information with the SEC. Prior to Constellation Energy becoming BGE's holding company, reports, statements and other information were filed by BGE under the name "Baltimore Gas and Electric Company." You may read and copy any document filed by BGE or Constellation Energy at the SEC's public reference room at 450 Fifth Street, N. W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers (including Constellation Energy and BGE) that file documents with the SEC electronically. Constellation Energy's SEC filings may also be obtained from our web site at http://www.constellationenergy.com.

This prospectus is part of a registration statement that we filed with the SEC. In addition, the SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities

Exchange Act of 1934 until we sell all the common stock.

-    BGE's Annual Report on Form 10-K for the year ended December 31, 1998.

You may request a copy of these filings, at no cost, by writing us at:

      Shareholder Services
      Constellation Energy Group, Inc.
      39 W. Lexington Street
      Baltimore, Maryland 21201
      410-783-5920

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

================================================================================



                               [GRAPHIC OMITTED]






                        Constellation Energy Group, Inc.

                                3,731,600 Shares

                                  Common Stock



--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------



                              Salomon Smith Barney



                             _________________,1999






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.
     Securities and Exchange Commission Registration Fee.............. $28,410*
     Services of Independent Accountants......................... ....  45,000**
     Listing Fees.....................................................  15,000*
     Legal Fees and Expenses..........................................  35,000**
     Transfer Agent and Registrar Fees................................   5,000**
     Printing and Delivery Expenses...................................  10,000**
     Miscellaneous Expenses...........................................  11,590**
                                                                       ---------
     Total.............................................................$150,000

         --------------
         *  Previously paid
         ** Estimated



Item 15.  Indemnification of Directors and Officers.

     The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

     By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal action or proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received.

Notwithstanding the above provisions, a court of appropriate jurisdiciton, upon application of the Director or o fficer, may order indemnification if it determines that in view of all the entitle to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in w hich liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay he amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.


     A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

     The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

     A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.




         Article Eighth of the Company's Charter reads as follows:

         " (a)    (i)  The Corporation shall indemnify


             (A) its Directors and Officers, whether serving the corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, now or hereafter in force, including the advance of expenses, under the procedures and to the full extent permitted by law, and

             (B) other employees and agents, to such extent as shall be authorized by the Board of Directors or the Corporation's by-laws and be permitted by law.

            (ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

           (iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification prov ided hereunder with respect to any act or omission occurring prior to such amend ment or repeal.

                  (b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or Officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal."

         Article V of the Company's By-Laws reads as follows:

         "The Corporation shall indemnify all directors, Officers and employees to the fullest extent permitted by the general laws of the State of Maryland and shall provide indemnification expenses in advance to the extent permitted thereby. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

                  The indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force."



         The Directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the

Securities Act of 1933. The premium for this insurance is paid by the Company.



         Also, see indemnification provisions in the Form of Sales Agency Agreement which is Exhibit 1(a) to this Post Effective Amendment.



Item 16.  Exhibits.



         Reference is made to the Exhibit Index filed as a part of this Post Effective Amendment.



Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any  prospectus  required by Section  10(a)
                  (3) of the  Securities  Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 25th day of March, 1999.

                                               CONSTELLATION ENERGY GROUP, INC.
                                               (Registrant)



                                               By:    /s/ David A. Brune
                                                      -------------------
                                                          David A. Brune
                                                          Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




        Signature                       Title                    Date
       ----------                     --------                  ------

Principal executive
officer and director:



* Charles W. Shivery              Chairman of the         March 25, 1999
                                  Board, President
                                  and Director



Principal financial
and accounting officer:



/s/ David A. Brune                 Vice President,         March 25, 1999
-------------------                Secretary and
   David A. Brune                  Director



/s/ Thomas E. Ruszin, Jr.         Treasurer and            March 25, 1999
-------------------------         Director
    Thomas E. Ruszin, Jr.


*By: /s/ David A. Brune
    --------------------
     David A. Brune, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number
-------
 1                -   Form  of  Sales  Agency  Agreement,
                      including  Form  of  Volume  and  Pricing
                      Parameters and Form of Terms Agreement.

 4(a)*            -   Amended and Restated  Articles of Incorporation of
                      Constellation  Energy Group, Inc.  (Designated  as
                      Exhibit  3.1 to  Post-Effective  Amendment  No.1 to the
                      Registration Statement on Form S-4 filed March 3, 1999,
                      File No. 33-64799.)

 4(b)*            -   By-Laws of  Constellation  Energy  Group,  Inc.
                      Designated  as Exhibit 3.2 to Post-Effective  Amendment
                      No.1 to the Registration  Statement on Form S-4 filed
                      March 3, 1999, File No. 33-64799.)

 4(c)             -   Form of Common Stock Certificate.

 5                -   Opinion of Company Counsel as to legality.

 23(a)            -   Consent of PricewaterhouseCoopers LLP, Independent
                      Public Accountants.

 23(b)            -   Consent of Company Counsel (included in Exhibit 5).

 24               -   Power of Attorney.


------------------

       *  Incorporated by reference.